UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2008

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2008, Health Net, Inc. (the "Company") entered into a Master Agreement (the "Outsourcing Agreement") with International Business Machines Corporation ("IBM") to outsource the Company's internal information technology ("IT") environment to IBM. Under the terms of the Outsourcing Agreement, IBM will, among other things, provide the Company with IT infrastructure services including the following: mainframe services, server services, help desk services, end user services, data network services, voice network services and cross functional services (collectively, the "IT Services"). The Company will retain responsibility for its security policies and procedures.

As IT Services are transitioned to IBM, the Company expects that certain of its employees will become employees of IBM or a subcontractor of IBM, and that certain positions in its IT department will be eliminated.

The initial term of the Outsourcing Agreement is five and one-half years, commencing on August 19, 2008. The Company has the right to extend the Outsourcing Agreement for three additional six-month terms.

The Company will pay IBM for the IT Services through a combination of fixed and variable charges, with the variable charges fluctuating based on the Company's actual need for such services. Based on the currently projected usage of IT Services over the initial five and one-half year term, the Company expects to pay IBM approximately $371 million, which includes approximately $72 million for third party IT Services that will be managed by IBM under the Outsourcing Agreement.

IBM will also provide the Company with services required to migrate the Company's IT operations that are within the scope of the Outsourcing Agreement to an IBM data center, and to upgrade certain aspects of the Company’s IT operations (the "Services"). The Company currently expects the Services to be completed approximately 13 months after the effective date of the Outsourcing Agreement. The Company will pay approximately $12 million for the Services.

To protect the Company's expectations regarding IBM's performance, the Outsourcing Agreement has minimum service levels that IBM must meet or exceed. If IBM fails to meet a given performance standard, the Company will, in certain circumstances, receive a credit against the charges otherwise due.

Additionally, the Company has the right to periodically perform benchmark studies to determine whether the charges under the Outsourcing Agreement are consistent with the then current market for comparable services. If charges under the Outsourcing Agreement are substantially higher than the market price for services comparable to the IT Services, IBM will, in certain circumstances, make adjustments to its prices within certain limits. The Company has the right to conduct such benchmark studies 19 months after the effective date of the Outsourcing Agreement. The parties will share the charges for the benchmark studies.

The Company retains the right to terminate the Outsourcing Agreement, in whole or in part, for, among other things, cause, convenience and a change in the control of either IBM or the Company. However, the Company will be required to pay a termination charge if it terminates the Outsourcing Agreement for any reason other than a material breach by IBM. Depending upon the circumstances of the termination, the termination charge may be material.

The Company also retains the right to obtain disengagement assistance from IBM to facilitate the transition of IT Services from IBM to another supplier or to the Company itself. IBM must provide such disengagement assistance for up to 12 months after the expiration or termination of the Outsourcing Agreement for any reason. The Company will pay for the disengagement assistance through a combination of pre-determined charges and hourly fees for services for which there is no pre-determined charge.

The Company will file a copy of the Outsourcing Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2008. Portions of the Outsourcing Agreement may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the Securities and Exchange Commission (the "SEC").

IBM has in the past provided, and may provide in the future, services to the Company under separate agreements. Some of these historical services, including disaster recovery services, are included in the services that will be provided by IBM under the Outsourcing Agreement. The aggregate dollar amount of such services provided in the past have not been material to the Company.

CAUTIONARY STATEMENT: Certain statements made in this report contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "may," "should," "could," "estimate," "intend" and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, rising health care costs, negative prior period claims reserve developments, trends in medical care ratios, unexpected utilization patterns or unexpectedly severe or widespread illnesses, membership declines, rate cuts affecting our Medicare or Medicaid business, issues relating to provider contracts, litigation costs, regulatory issues, operational issues, health care reform and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" section included within the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities SEC and the risks discussed in the Company’s other periodic filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

August 22, 2008	By:	/s/ Linda V. Tiano

Name: Linda V. Tiano
Title: Senior Vice President, General Counsel and Secretary